SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): March 14, 2002

                           Covanta Energy Corporation
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      1-3122                  13-5549268
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(State or Other Jurisdiction       (Commission File            (IRS Employer
      of Incorporation)                 Number)             Identification No.)


    40 Lane Road, Fairfield, New Jersey                             07004
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 (Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (973) 882-9000

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 5.  Other Events.

         On March 14, 2002, Covanta Energy Corporation issued a press release, a copy of which is attached hereto as Exhibit A.

         Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of business acquired: Not applicable.

(b)      Pro forma financial information: Not applicable.

(c)      Exhibit: Not applicable.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 14, 2002

                                            COVANTA ENERGY CORPORATION


                                            By: /s/ Jeffrey R. Horowitz
                                                -----------------------
                                            Name: Jeffrey R. Horowitz
                                            Title: Senior Vice President -
                                                   Legal Affairs and Secretary

                                                                       EXHIBIT A

                                                             COVANTA ENERGY Logo

FOR IMMEDIATE RELEASE


              COVANTA RECEIVES AMENDMENT TO MASTER CREDIT FACILITY
                  WHILE CONTINUING DISCUSSIONS WITH BANK GROUP


FAIRFIELD, NJ, March 14, 2002 -- Covanta Energy Corporation (NYSE:COV) today announced that it has reached agreement with its senior secured bank group on an amendment to its Master Credit Facility (formally known as the Revolving Credit and Participation Agreement), which will permit it to continue discussions concerning bank fees and other amounts due this week and other matters.

The amendment allows Covanta to continue to use its cash to operate its business as usual pending a resolution of Covanta's request for amendments regarding those matters, as announced March 11. Discussions with its banks are expected to continue through next week. There can be no assurances that such discussions will result in an agreement.

As previously announced, the Company is pursuing a restructuring of its balance sheet as part of its comprehensive review of strategic options.

                                *      *      *

Covanta Energy Corporation is an internationally recognized designer, developer, owner and operator of power generation projects and provider of related infrastructure services. The Company's independent power business develops, structures, owns, operates and maintains projects that generate power for sale to utilities and industrial users worldwide. Its waste-to-energy facilities convert municipal solid waste into energy for numerous communities, predominantly in the United States. The Company also offers single-source design/build/operate capabilities for water and wastewater treatment infrastructures. Additional information about Covanta can be obtained via the Internet at www.covantaenergy.com, or through the Company's automated information system at 866-COVANTA (268-2682).

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future financial performance. Although Covanta believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause Covanta's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, the following:

    o Economic, capital market and other business conditions affecting power generation enterprises specifically and commerce generally including interest, inflation and exchange rates; weather conditions; creditworthiness of customers and suppliers, changes in fuel costs and supply; unscheduled outages; environmental incidents; electric transmission restraints and risks and uncertainties associated with the recently deregulated energy industry;

    o Trade, monetary, fiscal, taxation, energy regulation and environmental policies of governments, agencies and similar organizations in geographic areas where Covanta has a financial interest;

    o Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight, including without limitation the impact of newly adopted FASB 133 relating to accounting for derivatives which is effective beginning January 1, 2001. The impact of FASB 133 will vary between accounting periods based on changes in pricing of various items bought and sold by the Company.

    o Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

    o Limitations on Covanta's ability to control the development or operation of projects in which Covanta has less than 100% interest;

    o The lack of operating history at development projects provides only a limited basis for management to project the results of future operations.

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Contacts:   Investor Relations:
            Louis M. Walters 973-882-7260

            Media Relations:
            Eric Berman, David Lilly
            Kekst & Company, 212-521-4800